EXHIBIT 10.63
LEASE AGREEMENT


         THIS LEASE AGREEMENT made this 4th day of November, 1996, by and between AIRPORT LANDING CENTER, L.L..C., 5505 Main Street, Suite A, Williamsville, New York 14221-6701 (the "Landlord"), and STAFF BUILDERS HOME HEALTH CARE, INC., a Delaware corporation, having an office at 1983 Marcus Avenue, Lake Success, New York 11042 (the "Tenant").

W I T N E S S E T H :

         In consideration of the premises, representations, warranties, and mutual covenants set forth herein, the Landlord and the Tenant agree as follows:

         1. Leased Premises. Landlord hereby agrees to lease to the Tenant and the Tenant hereby agrees to lease from the Landlord 1,500 square feet of storage space and 16,500 square feet of office space, as shown on Exhibit A attached hereto ("Premises"), in a building with an adjacent approximately 188 vehicle parking lot ("Parking Lot"), known as 1127 Wehrle Drive, Amherst, New York (the "Building"). Parking for 120 vehicles for Tenant's employees and invitees shall be reserved for Tenant's exclusive use, and up to an additional 30 parking spaces will at all times be left unrestricted.

         2. Term of Lease. The term of this Lease Agreement shall commence on the "Commencement Date" as hereafter defined, and shall end ninety-six (96) months thereafter, provided, however, that in the event the Commencement Date is a date other than the first day of a calendar month, said term shall be extended by the number of days between the Commencement Date and the first day of the next succeeding month.

                  The Commencement Date shall be the date when the Landlord has substantially completed Landlord's Work, as described in Exhibit B attached hereto, or on the date that Tenant takes possession of the Premises, whichever event first occurs. Landlord shall give Tenant not less than ninety (90) days advance written notice of the date upon which Landlord's
Work will be substantially completed. Landlord shall be responsible for obtaining a Certificate of Occupancy for the Premises, although this shall not be a precondition for determining the Commencement Date; it being understood, however, that the Commencement Date cannot occur prior to the issuance of a temporary Certificate of Occupancy.

                  The parties shall execute an amendment to this Lease Agreement stating the Commencement Date and Termination Date of the term of this Lease Agreement when it is ascertained.

         3.       Construction of Leased Premises.

                  (a) Landlord shall, subject to the terms and conditions of this Lease Agreement, at its own cost and expense cause the Building to be completed and the Premises to be built and completed substantially in accordance with Landlord's Work as shown on Exhibit B. The Premises shall be constructed in a good and workmanlike manner. Landlord warrants that the improvements to the Premises will be constructed with new materials of good quality and in accordance with all currently existing laws, ordinances and statutes of the municipal or State governments.

                  (b) Possession of the Premises completed in accordance with Landlord's Work, shall be delivered not later than July 1, 1997, unless construction is delayed for causes beyond Landlord's control, including delays in decision sign-offs by Tenant. In that event the time fixed to complete and deliver the Premises shall be extended for a grace period equivalent to the time lost by reason of such delay, after which Tenant shall have the option of terminating this Lease.

                  (c) Landlord, at no charge to Tenant, shall allow Tenant early entrance on the Premises only to prepare the Premises for installation of Tenant's fixtures and equipment and for no other purpose. Prior to entering the Premises, for the purpose of installing its fixtures and equipment, Tenant shall obtain written consent of Landlord, which consent shall not be unreasonably withheld. William Snyder, an employee of Landlord, is hereby designated by Landlord as building liaison to Tenant during its initial move-in and occupancy. Tenant shall obey all reasonable restrictions of Landlord and shall prepare the Premises in a manner so as not to interfere with Landlord's construction of the Premises.

         4. Base Rent. Commencing (6) six months following the Commencement Date, Tenant shall pay to Landlord for the following twelve (12) months base annual rent of $177,718.75 in equal monthly installments of $14,809.90; the next twelve (12) months base annual rent of $193,875 in equal monthly installments of $16,156.25; and thereafter, base annual rent of $198,375 in equal monthly installments of $16,531.25 ("Base Rent"). Base Rent shall not be paid during the first six (6) months following the Commencement Date, but shall be payable pro rata for any period of occupancy other than for fixturing as provided in Section
3(c), prior to July 1, 1997 should Landlord substantially complete construction prior to that date. During the initial six-month period in which Base Rent is not payable, Tenant shall pay to Landlord in lieu thereof a monthly sum of $1,125 on the first day of each month as a contribution towards Landlord's tax and maintenance costs. Base Rent and Additional Rent (as hereinafter defined) together are hereafter referred to as "Rent" and shall be paid on the 1st day of each month in advance at the office of Landlord without demand, abatement, deduction or offset. In the event that any installment of Base Rent or Additional Rent is not paid on the due date thereof, interest shall accrue and be payable by Tenant on each dollar so unpaid from the due date thereof at the rate of eighteen percent (18%) per annum, or, if lower, at the highest rate of interest legally chargeable to or payable by Tenant.

         5. Janitorial and Cleaning Services. Tenant will provide, at Tenant's expense, Janitorial and cleaning services.

         6.       Taxes.      Attached hereto as Exhibit C is a form from
the Amherst Industrial Development Agency setting forth the Assessor's estimate of the taxes for the building, which Landlord believes is reasonable assuming taxes are abated (partially) as herein below referred to. In any event, Landlord warrants to Tenant that if no abatement is granted, the taxes on the-building during the first twelve (12) months of the term of this Lease
Agreement will not exceed $45,398.23.

         As Additional Rent, Tenant shall also pay to Landlord each calendar year or part thereof its share of all real property taxes and assessments or governmental impositions in lieu thereof, be they special or otherwise, of every kind and nature (including without limitation, assessments for public improvements or benefits whether or not commenced during the term of this Lease Agreement), water, sewer and other rents, rates and charges, excises, levies, license fees, permit fees, and other authorization fees, public dues, and all other charges (in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen), of every character (including all penalties or interest thereon, if incurred due to Tenant's late payment), which at any time during or in respect of the term of this Lease Agreement may be assessed, levied, confirmed, or imposed on or in respect of or be a lien upon, or measured by the value or amount of, (a) the Building or any part thereof, including any personal property, any rent therefrom or any estate, right or interest therein or (b) any occupancy, use or possession of the Premises or any part thereof other than any franchise, capital stock or similar tax of Landlord, or any income or excess profit tax of Landlord determined on the basis of its general income or revenues. Tenant's share shall be determined by multiplying the foregoing by a fraction, the numerator of which is the square foot area of the Premises, less 1,500 square feet, and the denominator of which is the leasable building area (22,415 square feet) in the Building. Tenant shall pay such Additional Rent in monthly installments at the same time and place Base Rent is due and payable in amounts from time to time reasonably estimated by Landlord. This Additional Rent shall initially be paid at the rate of $.10 per square foot per month. At the end of each calendar year Landlord shall send a copy of all tax bills to Tenant and shall calculate Tenant's actual share of the foregoing, and if the amount theretofore paid by Tenant for such calendar year is less than the amount of Tenant's actual share, Tenant shall pay such deficiency to Landlord upon demand. If the amount paid by Tenant exceeds Tenant's actual share, Tenant shall receive a credit equivalent to such excess which shall be applied against Tenant's subsequent payments of such Additional Rent or if the term of this Lease Agreement has expired and Tenant has vacated the Premises in accordance with the terms of this Lease Agreement, without being further indebted to Landlord, Landlord shall promptly refund such excess to Tenant.

                  Immediately following the execution of this Lease Agreement, Landlord, at Landlord's cost, shall make application to the Amherst Industrial Development Agency ("AIDA") for a ten
(10) year tax abatement on the Building, and shall thereafter diligently pursue obtaining such abatement. Although Landlord makes no warranty or representation regarding the availability of such abatement, Landlord in good faith believes such abatement will likely be granted because of Tenant's occupancy. Tenant agrees to timely supply to Landlord all information concerning Tenant as AIDA may reasonably request.

                 Upon the date of any expiration or termination of this Lease Agreement, whether the same be the date herein set forth for the expiration of the term or any prior or subsequent date, the entire amount of Additional Rent herein provided for shall immediately become due and payable by Tenant to Landlord.
Tenant's obligation to pay any and all Additional Rent under this Lease Agreement shall survive any expiration or termination of this Lease Agreement.

         7. Landlord's Duties. Landlord shall, throughout the term of this Lease Agreement, pay and be responsible for snow plowing the parking areas; landscaping; window cleaning; HVAC maintenance; labor for bulb replacements (but not bulbs); trash removal; and, subject to the terms of paragraph 15, shall repair and maintain the Building and the Premises (but not the security system, which shall be maintained or replaced by Tenant) and keep the Building adequately insured against fire and other perils.
All services described above shall be provided by Landlord in a manner consistent with that of a first-class building. Also, Landlord shall repaint the Premises after the first sixty-six
(66) months of the term, and if Tenant exercises the first five year renewal option as set forth in Section 39, Landlord shall recarpet the Premises at the end of the ninety-six (96) month initial eight-year term of this Lease Agreement.

         8.       Use of Premises

                  (a) During the term hereof and during any extension hereof, Tenant agrees to use and occupy the Premises solely for offices in connection with the provision of temporary home health care services, and storage of records and no other use without the express prior written consent of Landlord.

                  (b) Landlord represents to Tenant that the Premises will not contain Hazardous Materials (as defined hereafter) on the Commencement Date.

                  Tenant represents, warrants and covenants that it will not use, store, treat, produce, handle, manufacture, dispose of or permit Hazardous Materials in the Premises. Tenant agrees to defend, indemnify, and hold harmless Landlord, its employees, agents, officers, and directors from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way related to, (i) the presence, disposal, release, or threatened release of any Hazardous Materials which are on, from, or affecting the soil, water, vegetation, buildings, personal property, persons, animals, or otherwise; (ii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials; (iii) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Materials; and/or (iv) any violation of laws, orders, regulations, requirements or demands of government authorities which are based upon or in any way related to such Hazardous Materials, including, without limitation, attorney and consultant fees, investigation and laboratory fees, court costs, and litigation expenses. At the expiration of the term of this Lease Agreement the Tenant shall deliver the Premises to Landlord free of any and all Hazardous Materials so that the condition of the Premises shall conform with all applicable federal, state and local laws, ordinances, rules or regulations affecting the Building. For purposes of this paragraph, "Hazardous Materials" includes, without limit, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C.
Sections 9601, et seq.), the Hazardous Materials Transportation
Act, as amended (49 U.S.C. Sections 1801 et seq.), and in the regulations adopted and publications promulgated pursuant thereto, or any other federal, state or local environmental law, ordinance, rule, or regulation. The provisions of this Section shall be in addition to any and all other obligations and liabilities Tenant may have to Landlord at common law, and shall survive the expiration of this Lease Agreement. If Tenant fails to cause any release of a hazardous substance on, at or from the Premises to be contained, removed, cleaned up and otherwise remediated within thirty (30) days after receiving notice thereof, Landlord shall have the right (but not the obligation), upon ten (10) days written notice to Tenant (or without notice in the case of emergency), to take or complete such action on behalf of Tenant. The contractors and/or subcontractors selected by Landlord shall have the right to enter the Premises with such persons, machinery and equipment, and to undertake such investigative, containment, removal, clean up or other remedial actions. Tenant shall be liable to Landlord for all costs and expenses, including, without limitation, reasonable attorneys' and experts' fees, expenses and disbursements, paid or incurred on account of such actions undertaken on Tenant's behalf and shall promptly reimburse Landlord therefor on demand as Additional Rent.

                  (c) At the commencement of the term of this Lease Agreement, at Landlord's cost, the Building and the Premises shall be in compliance with all laws, ordinances, rules and regulations of federal, state, county and municipal authorities
(including the Certificate of Occupancy for the Building and Premises, as applicable). Thereafter, Tenant shall at its expense comply with all laws, ordinances and regulations of federal, state, county and municipal authorities, and with any lawful direction of any public officer thereof which shall assert or impose any violation by, or order or duty upon Landlord or Tenant resulting from the use or occupancy of the Premises.
Notwithstanding the above, any structural changes that may be required by any changes in laws, ordinances, and regulations of federal, state, county and municipal authorities shall be made by Landlord at its cost.

                  (d) Tenant shall not do or permit to be done any act or thing which will invalidate or be in conflict with New York standard fire insurance policies covering the Building, the Premises and their contents. Landlord warrants that at the commencement of the term of this Lease Agreement, the Premises will be in compliance with all rules, orders, regulations or requirements then in effect of the appropriate fire insurance rating organization with respect to the intended use of the Premises by Tenant as hereinbefore set forth. Tenant, at its expense shall, after notice, comply with all rules, orders, regulations or requirements of the appropriate fire insurance rating organization with respect to use of the Premises by Tenant. Tenant shall not do, or permit anything to be done, in or upon the Premises which shall increase the rates for fire and/or liability or workers' compensation insurance maintained by Landlord with respect to the Building and its employees therein, over that in effect for permitted uses. If, by reason of the failure of Tenant to so comply, Landlord's insurance premiums shall during the term of this Lease Agreement be higher than they would otherwise be for use of the Premises for the permitted purposes, Tenant shall reimburse Landlord, as Additional Rent, for that part of all insurance premiums thereafter paid by Landlord which shall have been charged because of the failure of Tenant to so comply.

                  (e) Tenant shall not obstruct any of the common areas of the Building. No sign, awnings, aerials, flag poles or the like, visible from outside the Premises shall be installed by Tenant without the prior written consent of Landlord.

                  (f) Tenant shall keep the Premises equipped with all safety appliances required by law, ordinance or regulations of any public authority because of any use of the Premises made by Tenant and procure all licenses and permits required because of such use and, if requested by Landlord, do any work so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden or to limit in any way Tenant's use of the Premises permitted hereunder.

                  (g) Notwithstanding anything hereinabove contained, Tenant shall have no liability responsibility for any hazardous waste affecting the Premises which migrates from the adjacent gasoline station at the corner of Cayuga and Wehrle
Drive.

         9. Alterations or Additions. Tenant shall not make structural alterations and additions to the Premises except in accordance with plans and specifications therefore first approved in writing by Landlord, such approval not to be unreasonably withheld. All alterations and additions shall be part of the Premises unless otherwise provided in this Lease Agreement. All of Tenant's alterations and additions and installation of furnishings shall be coordinated with any work being performed by Landlord and in such manner as to maintain harmonious labor relations and not to damage the Premises or interfere with the operation of the Building. All work related to such alterations, additions, improvements, or changes shall be done in a good, workmanlike manner and shall be completed. Tenant shall be responsible to Landlord for any costs incurred by Landlord for completing any work commenced by Tenant or for improving such work to a good, workmanlike condition. Tenant shall discharge or bond off any mechanic's lien filed against the Premises for work or materials claimed to have been furnished to or at the order of the Tenant within ten (10) days of the filing of such a lien.

                  Except for work performed by Landlord or Landlord's general contractor, Tenant, at its expense shall obtain and maintain, or cause any contractor retained by Tenant to obtain and maintain at its expense, for so long as any improvement or alterations are being constructed in the Premises and for so long thereafter as may reasonably be requested by Landlord:

                           (a)      Comprehensive General Liability Insurance,
written on an occurrence basis, with coverage for the Premises and Operations, Products and Completed Operations, Contractual
Liability, Personal Injury Liability, Broad Form Property Damage,
Independent Contractors, Explosion and Collapse Hazard and
Underground Property Damage with limits of not less than one million dollars ($1,000,000) for bodily injury and property damage arising from any one occurrence.

                  (b) Workers' Compensation and Employers' Liability and Disability Benefits Law insurance with limits as required by statute necessary to protect the employees or others utilized by Tenant or any contractor of Tenant from and against any and all liability for death, disease or injury by reason of the performance of this work.

                  Tenant shall furnish to Landlord certificates evidencing such insurance coverage prior to the commencement of any alterations or construction work. All insurance shall be endorsed to provide that thirty (30) days notice of cancellation or amendment will be given to Landlord. Such insurance shall name as Additional Insured Landlord and such other person(s) designated by Landlord as having an insurable interest.

                  10. Utilities. Tenant shall pay at its expense all electric, gas and water services to the Premises. Landlord, at its expense, shall provide for separate meters or submeters for electricity, gas and water services, which shall be paid by Tenant directly to the appropriate utilities providing such services. In order to prevent Tenant from overloading the electrical distribution facilities of the Building, Tenant shall make no alterations or additions to the electrical equipment and/or appliances installed by Landlord as set forth on Exhibit
B, without obtaining the prior written consent of Landlord in each such instance. Landlord shall not in any way be liable for or responsible to Tenant for any loss, damage or expense which Tenant may sustain or incur if either the quantity or character of the electrical service is changed or is no longer available or suitable for Tenant's requirements. If Tenant deems it necessary to install any riser or associated equipment to supply Tenant's electrical requirements, Landlord shall, upon written request by Tenant, install such equipment, provided however the cost and expense of such equipment and installation thereof shall be borne by Tenant, and provided further that the installation of such additional equipment, in Landlord's sole judgment, is necessary and will not cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs or expenses, or interfere with or disturb other tenants or occupants of the Building. Tenant shall furnish and install all lighting tubes, lamps, bulbs and ballasts required in the Premises at Tenant's expense, or shall pay Landlord's reasonable charges therefor on demand.
Landlord will furnish such water (except process or cleaning water) as in Landlord's judgment is reasonably necessary for the use and occupancy of the Premises. It is agreed that the interruption or failure of any utility services shall not constitute an eviction or disturbance of Tenant's use and possession of the Premises or breach by Landlord of any of its obligations hereunder; that Landlord shall not by reason thereof be liable for damages, and Tenant shall not thereby be relieved of any of its obligations hereunder. Landlord agrees that it shall in all instances exercise reasonable diligence and use its best efforts to restore any service which shall be interrupted.


         11. Tenant's Insurance. At all times during the term of this Lease Agreement (or such earlier date if Tenant avails itself of its rights under Section 3(c)), Tenant shall obtain and maintain in full force and effect, at Tenant's sole expense:

                  (a) General liability insurance and automobile liability insurance, maintained on an occurrence basis, which up to the maximum liability amounts thereof against liability for bodily injury, including death, and property damage arising out of occurrences on or about the Premises and/or the Building.
Coverage shall be included for Premises and Operations, Products and Completed Operations, Contractual Liability, Personal Injury Liability, Broad Form Property Damage, Independent Contractors, Explosion and Collapse Hazard and Underground Property damage with limits of not less than one million dollars ($1,000,000) for bodily injury and property damage from any one occurrence.

                  (b) All-risk casualty insurance, written at replacement value and with replacement cost endorsement, covering all of Tenant's personal property in the Premises (including, without limitation, inventory, trade fixtures, floor coverings, furniture and other property removable by Tenant under the provisions of this Lease Agreement) and all leasehold improvements constructed after the commencement of the term of this Lease Agreement in the Premises hereunder, insuring Landlord and Tenant as their interest may appear and to an extent sufficient to avoid application of any co-insurance penalties.

                  (c) Workers' Compensation and Employers' Liability and Disability Benefits Law insurance with limits as required by statute.

                  The company or companies issuing any insurance that Tenant is required to obtain and maintain pursuant to this Section and Section 9 hereinabove, and the form of such insurance, shall at all times be subject to the approval of the Landlord, and any such company or companies shall be an insurance company (rated grade A-10 or better in Best's Insurance Reports) licensed to do business in the State of New York. All policies or certificates evidencing such insurance (except for the coverage described in Subsections (b) and (c) to be obtained by Tenant under this Section) shall name as Additional Insured
Landlord and such other person(s) designated by Landlord as having an insurable interest. All such policies shall contain an endorsement providing that the insurer will not cancel or change or refuse to renew such insurance without first giving thirty
(30) day's advance written notice to Landlord and all other Named Insureds therein. Within at least ten (10) days prior to the Commencement Date (or the date upon which Tenant enters the Premises as provided in Section 3(c)), Tenant shall furnish to Landlord certificates for all such insurance required to be obtained and maintained by Tenant and, within thirty (30) days prior to the expiration of any such insurance, Tenant shall furnish to Landlord certificates evidencing the renewal of such insurance.

         12. Indemnity. Except to the extent caused solely by the negligence or willful misconduct of Landlord or other tenants within the Building, and except to the extent otherwise provided in the waiver of subrogation clause of Section 13 herein, Tenant hereby agrees to indemnify and save Landlord, its principals, agents, employees and representatives, safe and harmless from and against all losses, costs, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements, penalties and fines, incurred in connection with or arising from (a) any default by Tenant in the observance or performance of any of the terms, covenants or conditions of this Lease Agreement on Tenant's part to be observed or performed and/or (b) the use or occupancy or manner of use or occupancy of the Premises by Tenant or any person claiming through or under Tenant and/or (c) any occurrence in, on or about the Premises or within the Building if such occurrence involves any claim against Landlord by Tenant or by any employee, agent, servant, officer, invitee or visitor of Tenant and/or (d) any acts, omissions or negligence by Tenant or Tenant's contractors, agents, servants, employees, visitors, invitees or licensees in or about the Premises prior to, during or after the term of this Lease
Agreement, including, without limitation, any acts, omissions or negligence in the making of any improvements in or about the Premises. Tenant shall pay to Landlord, within ten (10) days after receipt by Tenant of bills or statements therefore, all sums payable by Tenant to Landlord according to the provisions of this Section. Tenant's obligations under this Section shall survive the termination of this Lease Agreement.

                  The Landlord shall be exempt from any and all liability for any damage or injury to person or property caused by or resulting from the acts or omissions of Tenant, its employees, agents or invitees, or any other tenant of the Building and such tenant's employees, agents or invitees.

         13. Destruction and Restoration, Subrogation, Release. If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt notice thereof to Landlord and Landlord shall proceed with reasonable diligence to repair or cause such damage to be repaired. If the Premises or any part thereof shall be rendered untenantable by reason of such damage and such damage shall not be caused by the negligence or other wrongful conduct of Tenant, Tenant's agents, employees or invitees, the Base Rent or a proportionate part thereof based on the area of the Premises so rendered untenantable, shall be abated for the period from the occurrence of such damage to the date when the damage shall have been repaired, as aforesaid, otherwise, Tenant's obligation to pay rent shall not be affected by such fire or casualty. Landlord shall not be liable for, and Tenant expressly releases Landlord from liability for inconvenience or annoyance to Tenant and for injury to property or the business of Tenant resulting in any way from such damage or any action taken in connection with the repair thereof, except as due to Landlord's negligence or misconduct. In case the Premises or the Building (whether or not the Premises shall have been damaged) shall be so damaged by such fire or other ' casualty that substantial alterations or reconstruction of the Building shall, in Landlord's sole judgment, be required, then, Landlord may, at its option, terminate this Lease Agreement by so notifying Tenant of such termination in writing delivered no later than ninety (90) days after the date of such damage. In the event Landlord elects to terminate this Lease Agreement, any prepaid and unearned rent shall be refunded to Tenant.

                  It is expressly agreed that neither Landlord nor Tenant shall be liable to the other, and each party hereto hereby releases and waives all claims, rights of recovery, and causes of action that either such party or any party claiming by, through or under such party by subrogation or otherwise may now or hereafter have against the other party or any of the other party's directors, officers, employees or agents for any loss or damage that may occur to the Building, Premises, Tenant's improvements, or any of the contents of the Building and the Premises and for any interruption in Tenant's business if sustained by reason of fire (even if such fire is the result of negligence of the parties hereto or their directors, officers, employees or agents) or if sustained by reason of storm damage or the elements, or by other casualty to the extent recoverable by insurance (including any deductible). Both Landlord and Tenant shall cause the carriers of any insurance covering or affecting the Premises or the Building to include provisions in all such policies authorizing the waiver of any rights by way of subrogation against the other.

         14.      Condemnation

                  (a)      Except as specified in this Section 14(a) and
Section 14(b) below in the event that the Building or the Premises, or any part of such Building or the Premises, shall be condemned, taken or otherwise acquired by right of eminent domain for any public or quasi-public use ("condemned by right of eminent domain"), Landlord shall be entitled to receive the entire award in the condemnation proceeding (including any award made for the value of the Tenant's leasehold interest) together with any other consideration paid by the condemning Authority to the Landlord, or its designee. Tenant hereby assigns to Landlord any and all right, title and interest of Tenant in and to any such award and/or consideration or any part thereof. Nothing herein shall be construed as prohibiting Tenant from prosecuting any right it may have against the Condemning Authority for reimbursement with respect to its trade fixtures and/or relocation expenses, provided that any such claim does not, in any way, reduce Landlord's claim.

                  (b) If all or part of the Premises shall be temporarily condemned by right of eminent domain, then this Lease Agreement shall continue in full force and effect, and the Rent due hereunder shall not abate, but Tenant shall be entitled to that part of the award paid by reason of such temporary' condemnation which is allocable to use and occupancy of the Premises during the terms of this Lease Agreement.

                  (c) If a part of the Building is condemned by right of eminent domain, and if in Landlord's sole judgment the continued operation of the remaining part of the Building is not economical or practicable, then Landlord, by written notice given to Tenant within sixty (60) days following the vesting of title in the Condemning Authority, may elect to terminate this Lease Agreement as of the date specified in such notice.

                  (d) In the event that the Premises (or a substantive portion thereof) is condemned by right of eminent domain, then this Lease Agreement may be terminated at the option of either party, such option to be exercised by delivery of written intent to do so to the other party no later than sixty (60) days after such event.

                  (e) In the event either the Premises or Building (or both of them) is condemned by right of eminent domain, rent shall be payable only up to the date title vests in Condemning
Authority and Landlord will refund to Tenant any prepaid unearned rent. However, in the event of a partial condemnation of the Premises and the continuation of this Lease Agreement: (i) the Base Rent hereunder shall be abated by an amount in proportion to the area of the Premises so condemned or taken or otherwise acquired; and (ii) Landlord shall, with reasonable diligence and at its expense, restore the remaining portion of the Premises as nearly as practicable to the same condition as it was in prior to such event. Landlord shall not be liable or responsible for any injury to property or person, or inconvenience which may arise through such repair or alteration of any part of the Building, or failure to make any such repairs, or from any cause whatever, unless caused solely by Landlord's negligence.

         15. Maintenance, Repairs & Access to the Premises. Except as otherwise expressly provided herein, Landlord shall make all repairs to the Premises, including the HVAC system, during the term of this Lease Agreement. Tenant shall take good care of the Premises and all fixtures therein and appurtenances thereto, and shall pay and be responsible for all repairs to the Building and Premises caused by the negligent or wrongful act(s) of Tenant, its employees and invitees.

                 During the progress of any repairs or work by Landlord (whether performed under this provision or otherwise), Landlord may store and keep on the Premises all necessary materials, tools, supplies and equipment therefore and Landlord shall not be liable to Tenant for any inconvenience, disturbance, or other loss or damage to Tenant by reason of or on account of such actions by Landlord, provided Tenant's use and occupancy of the Premises is not unreasonably interfered with.

                 No entry by Landlord or its authorized representatives upon the Premises for the purposes of making repairs to the Premises or the Building or performing any work for the benefit of the Premises or the Building, shall constitute or be deemed as trespass or eviction of Tenant, nor a termination of this Lease Agreement. Landlord and its duly authorized agents and employees shall have access to and the right to enter upon the Premises, upon reasonable notice (except in cases of emergency) at any reasonable time (a) to examine the condition thereof, (b) to make any repairs required to be made by Landlord hereunder, (c) within the last nine (9) months of the term or renewal term, as the case may bet of this Lease Agreement, to show the Premises to prospective purchasers or tenants of the Building, or (d) for any other legitimate purpose, including, without limitation, (i) to perform the services and/or make the repairs and restorations the Landlord elects to perform or furnish under this Lease Agreement,
(ii) to make repairs to adjoining space, (iii) to cure any defaults of Tenant hereunder that Landlord elects to cure, and
(iv) to remove from the Premises any improvements thereto or property placed therein in violation of this Lease Agreement, and Tenant shall not be entitled to any abatement or reduction of Rent by reason thereof. In no event shall any of such actions taken by Landlord be construed as a trespass or eviction of Tenant. Landlord agrees that in exercising its right hereunder, it will, under the circumstances, take reasonable action as to minimize inconvenience to Tenant's use and occupancy of the Premises.

                  Upon the expiration or other termination of this Lease Agreement, Tenant shall surrender possession of the Premises to Landlord in good order and broom clean condition, ordinary wear and tear, consistent with normal use thereof notwithstanding the proper maintenance thereof, only excepted. Prior to the surrender of the Premises to Landlord, Tenant at its sole cost and expense, shall remove all liens and other encumbrances which may have resulted from the acts or omissions of Tenant. If
Tenant fails to do any of the foregoing, Landlord, in addition to other remedies available to it at law or in equity, may, without notice, enter upon, reenter, possess and repossess itself thereof, by force, summary proceedings, ejectment, or otherwise, and may dispossess and remove Tenant and all persons and property from the Premises; and Tenant waives any and all damages or claims for damages as a result thereof. Such dispossession and removal of Tenant shall not constitute a waiver by Landlord of any claims by Landlord against Tenant.

         16. Assignment and Subletting. Tenant shall not assign this Lease Agreement in whole or in part, or sublet all or any part of the Premises, or mortgage or encumber this Lease Agreement or the Premises or any part thereof, or suffer or permit the occupation of all or any part thereof by others, without the prior written consent of Landlord in each instance, which consent will not be unreasonably withheld.

         17. Mechanics' Liens. If any mechanics' liens shall be filed against the Premises, the Building or any part thereof, based upon any act of Tenant or anyone claiming through Tenant, Tenant shall, by bonding, deposit, payment, or otherwise remove of record or otherwise satisfy such lien within fifteen (15) days after the filing thereof. If Tenant fails to do so, Landlord may do so at the expense of Tenant.

         18.      Subordination and Attornment.

                  (a) This Lease Agreement and the lien hereof is subordinate to any present or future ground lease(s) or mortgages irrespective of the time of recording of any such ground lease(s) or mortgages as long as the ground lessor or mortgagee, as the case may be, agrees that so long as Tenant is not in default hereunder, its possession of the Premises will not be disturbed.
This provision shall be self-operative. However, Tenant agrees that within five (5) days of Landlord's request, it will execute such documents in recordable form as Landlord may require to further evidence this subordination. The Tenant's failure to execute any such documents shall constitute a default by Tenant under the terms of this Lease Agreement.

                  (b) Tenant agrees if any ground lessor or mortgagee, or any other person claiming through them, shall succeed to the interest of Landlord in this Lease Agreement, Tenant shall recognize and attain to said ground lessor or mortgagee or person as Landlord under the terms of this Lease Agreement.


                  Tenant agrees that it will, upon the request of such person succeeding to the Landlord's interest under this Lease
Agreement, execute, acknowledge and deliver any and all instruments necessary or desirable to give effect to such attornment, and failure of the Tenant to execute any such document or instrument within five (5) days of such request shall constitute a default by Tenant under the terms of this Lease
Agreement.

         19. Holdover. In the event that Tenant holds over and continues to occupy all or any part of the Premises after the expiration hereof or after any earlier termination, whether with or without the consent of Landlord, such occupancy shall be construed as a tenancy from month to month, otherwise subject to the same terms, covenants and conditions as contained in this Lease Agreement, except that monthly rental shall be 150% of the monthly rental then in effect for the last month of the Lease Agreement. Notwithstanding the foregoing, Tenant shall be liable for all losses, damages, costs, and expense, including without limitation, attorneys' fees and disbursements suffered or incurred directly or indirectly by Landlord by reason of the failure or refusal by Tenant to vacate and surrender the Premises as and when required by the terms of this Lease Agreement.

         20. Rules and Regulations. Any reasonable rules and regulations adopted and promulgated by Landlord from time to time are hereby made a part of this Lease Agreement and Tenant agrees to comply with and observe the same. Notice of such rules and regulations shall be given to Tenant and Tenant agrees thereupon to comply with and observe all such rules and regulations, provided they shall not contradict any provisions of this Lease Agreement.

         21. Security Deposit. As security for the faithful performance of all the terms, covenants and conditions of this Lease Agreement by Tenant, Tenant agrees to pay to Landlord upon execution of this Lease Agreement and in any case prior to occupancy the sum of the first and last month Base Rent, one-half of which will be applied to the first month's rent. At Landlord's sole discretion, it may be applied against costs incurred, damages sustained or losses resulting from any defaults of or by Tenant hereunder. Landlord shall have the right to transfer and/or deliver such security deposit or any balance thereof to any purchaser of the Building or successor to Landlord's rights and obligations hereunder. Thereupon Landlord shall be discharged from any further liability in reference thereto. To the extent that Landlord shall from time to time apply all or any portion of such security deposit of this Lease Agreement; Tenant agrees upon ten (10) days' written notice to replenish such security deposit and failure to do so shall be deemed an Event of Default under Section 22(b) of this Lease Agreement. Within ninety (90) days following the expiration of this Lease Agreement, Landlord shall return any portion of Tenant's security deposit, together with interest thereon at the rate of five percent (5%) per annum, not required for necessary repairs to the Premises; except that in the event Tenant exercises the first renewal option as set forth in paragraph 39, the security deposit together with interest thereon shall be applied against the first month's rent due of the first renewal term.


         22. Default by Tenant. Each of the following events shall constitute, and hereafter be referred to as "an Event of Default"
(a) if Tenant fails or refuses to pay any installment of Rent as and when due hereunder unless payment in full thereof is made within five (5) days thereafter; (b) if Tenant fails or refuses to perform, observe or comply with any covenant, agreement, duty or obligation of the Tenant strictly according to the terms of this Lease Agreement unless such failure or refusal is cured within twenty (20) days after receipt of notice thereof from Landlord, or, if such failure or refusal cannot be cured within such twenty (20) day period, unless Tenant promptly commences to cure the same within such twenty (20) day period and thereafter continuously and diligently prosecutes such cure and completes the same; (c) if Tenant or any guarantor of this Lease Agreement shall make an assignment for the benefit of its creditors; (d) if Tenant's interest in this Lease Agreement or in the Leased
Premises is encumbered or taken by attachment, lien, execution or their legal process; (e) if any petition shall be filed by or against Tenant or any guarantor of this Lease Agreement in any court, whether or not pursuant to any statute of the United
States or of any State, in any bankruptcy, reorganization, composition, extension, arrangement, receivership, insolvency or similar proceedings or if Tenant, or if any guarantor of this Lease Agreement, shall be adjudicated bankrupt, or if any such petition shall be approved by the appropriate court or if the court shall assume jurisdiction of the subject matter thereof;
(f) if in any proceedings any receiver or trustee shall be appointed for Tenant's property or the property of any guarantor of this Lease Agreement; or (g) if Tenant shall vacate or abandon the Premises or any substantial part thereof and fails to timely pay rent due.

                  Upon and at any time after the happening of any one or more of the aforesaid Events of Default, Tenant shall for all purposes be in default under this Lease Agreement and Landlord may, at its option, exercise any or all of its rights and/or remedies as provided in Section 23 of this Lease Agreement or as otherwise provided by law or in equity. Tenant hereby waives any right of redemption.

         23. Rights and Remedies of Landlord. Without limiting any other rights and remedies of Landlord, Landlord shall have the following rights and remedies upon and after any default by Tenant under this Lease Agreement: (a) Landlord may terminate this Lease Agreement; (b) with or without terminating this Lease
Agreement, Landlord may re-enter the Premises and attempt to re-let the Premises or any part thereof and remove all persons and property from the Premises, and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of, Tenant, all without service of notice or resort to legal process and without Landlord being deemed guilty of trespass or becoming liable for any loss or damage that may be occasioned thereby; (c) Landlord may, at its option, with or without terminating this Lease Agreement, and without affecting
Tenant's other obligations and liabilities under this Lease
Agreement, declare the entire amount of Rent payable during the remainder of the term of this Lease Agreement immediately due and payable and collect such amount by any lawful procedure; (d)
Landlord may, but shall not be required to, re-let the Premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease Agreement) at such rentals or rental and upon such other terms and conditions as Landlord in its sole discretion may determine; and upon 'such reletting shall be applied first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such re-letting, including brokerage fees and attorneys' fees;
third, to the payment of Rent unpaid hereunder as and if accelerated, and the residue, if any, shall be held by Landlord and applied to payment of future rent as the same may become due and payable hereunder; and no such re-entry or taking possession of the Premises by Landlord shall constitute an election on its part to terminate this Lease Agreement unless a notice of termination shall be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction; (e) notwithstanding any re-letting of the Premises or any part thereof described in (b) and (d) above, without terminating this Lease Agreement, Landlord may at any time thereafter elect to terminate this Lease Agreement.

                 All of Landlord's rights hereunder and at law are cumulative and the exercise of any rights shall not preclude the exercise of any other rights Landlord has or may have.

         24. Bankruptcy. If Tenant become the subject debtor in a case under the Bankruptcy Code (11 U.S.C. 101 et seq.), and if Landlord's right to terminate this Lease Agreement shall be subject to the rights of the Trustee therein to assume or assign this Lease Agreement, then, to the extent permitted by law, the parties hereto agree that such trustee shall not have the right to assume or assign this Lease Agreement until such Trustee (a) promptly cures all defaults (declared and undeclared) under this Lease Agreement; (b) promptly compensates Landlord for monetary damages incurred as a result of such default, and (c) provides
"adequate assurance of future performance," which shall mean, in addition to any other requirements of 11 U.S.C. Section
365(b)(3), that all of the following have been satisfied: (i) in addition to all rents payable under the Lease Agreement, such Trustee shall establish with Landlord a security deposit equal to three (3) months' rent; (ii) such Trustee shall maintain said security deposit in said amount whenever the same is reduced below said amount, (iii) such Trustee has agreed that the business in the Premises shall be conducted in a first-class manner, and (iv) the use limitations of the Premises, as hereinabove set forth, shall not change. If all the foregoing are not satisfied, Tenant and such Trustee shall be deemed not to have provided Landlord with adequate assurance of future performance of this Lease Agreement.

         25. Default by Landlord. The term "Landlord," as used in this Lease Agreement, so far as covenants and agreements on the part of Landlord are concerned, shall be limited to mean and include only the owner and owners at the time in question of the rights granted Landlord in this Lease Agreement and, in the event of any transfer or transfers of the title to same, Landlord herein named (and, in case of any subsequent transfers or conveyances, the then grantor), including each of its partners, shall be automatically freed and relieved from and after the date of such transfer and conveyance of all liability as respects the performance of any covenants and agreements on the part of Landlord. Landlord or the then grantor shall turn over to the grantee all monies and security, if any, then held by Landlord or subgrantor on behalf of Tenant and shall assign to such grantee all right, title and interest of Landlord of such grantor thereto.

                  Notwithstanding any contrary provision of this Lease Agreement, it is specifically understood and agreed by Landlord and Tenant that there shall be absolutely no personal liability on the part of Landlord (including any partner thereof at any time when Landlord is a partnership) or its successors with respect to any of the terms, conditions and covenants of this Lease Agreement, and that Tenant shall look solely to the interest of Landlord in the Building for the satisfaction of each and every right and remedy of Tenant in the event of any breach or default by Landlord with respect to any terms, conditions or covenants of this Lease Agreement to be observed or performed by Landlord.

         26. Quiet Enjoyment. Provided that and for so long as Tenant pays all Rent as and when due hereunder, complies and observes all the terms, conditions and provisions of this Lease Agreement, and fulfills all of Tenant's obligation of performance hereunder, Tenant shall have peaceable and quiet enjoyment of the Premises during the term of this Lease Agreement.

         27. Financing Cooperation. Tenant will use its best efforts to cooperate with Landlord in securing financing for Landlord's Work and satisfy the reasonable requirements of Landlord's mortgagee, who will be providing financing for Landlord's Work, and any successor mortgagee.

                  If the financial statements and other financial information provided by Tenant are deemed unsatisfactory to Landlord's mortgagee and as a result the mortgagee refuses Landlord's mortgage request necessary to finance Landlord's Work or seeks to diminish the amount of mortgage funds available to Landlord for Landlord's Work and/or requires additional collateral and/or guarantees, Landlord may terminate this Lease Agreement upon ten (10) days written notice to Tenant.

         28. Tax Exemption Filing. Upon written request, Tenant shall make immediate reporting of any information required by nature of Landlord's financing structure, including but not limited to any request of the Erie County Industrial Development
Agency/Town of Amherst Industrial Development Agency/Buffalo
Urban Development Corporation/Buffalo Enterprise Development
Corporation.

         29. Attorney Expenses. If either party shall at any time be in default hereunder and if either party shall institute any action or summary proceeding against the defending party based upon such default, then the losing party will reimburse the prevailing party for the expense of attorney's fees and disbursements thereby incurred by the prevailing party, so far as the same are reasonable in amount. Also, as long as Tenant shall be a tenant hereunder, the amount of such expenses shall be deemed "Additional Rent" hereunder and shall be due from Tenant to Landlord on the first day of the month following the billing by Landlord of such respective expenses.

                  30.      Telephone, Security and Computer Service.
Telephone, security                 and computer service to and throughout the
Premises shall be the responsibility of Tenant. Landlord grants to Tenant an easement or right-of-way that may be necessary in the Building for installation and maintenance of such telephone, security and computer service, provided same shall not interfere with Landlord, or Landlord's other tenants' use and enjoyment of the Building or their particular leased premises.
Notwithstanding the provisions of any other section of this Lease
Agreement, maintenance of telephone, security and computer wiring and equipment shall be responsibility of Tenant for the term of this Lease Agreement. Installation of wiring and equipment shall comply with all federal, state or municipal laws, rules, ordinances and regulations, and regulations of the New York State
Fire Underwriters. All such wiring installed by Tenant in the Building shall become the property of the Landlord as of the date of the termination of this Lease Agreement. Tenant shall be solely responsible for the maintenance of telephone and other communication related lines and equipment located within the Premises and Building.

         31. Notices. Any notice, statements, certificate, request or demand required or permitted to be given or delivered pursuant to this Lease Agreement shall be in writing either hand delivered or sent by registered or certified mail, postage prepaid, return receipt requested, addressed to the appropriate party hereto at the address indicated at the beginning of this Lease Agreement, or to such other address as either party may designate for itself in the manner herein provided.

         32. Successors and Assigns. Except to the extent otherwise provided herein, this Lease Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         33. Governing Law and Jury Trial. This Lease Agreement shall be governed by and interpreted under the laws of the State of New York.

                  The parties hereby waive trial by jury in any action, proceeding or counterclaim brought by either party against the other, arising out of this Lease Agreement or Tenant's use or occupancy of the Premises.

         34. Invalidity of Particular Provisions. If any term of provision of this Lease Agreement, or the application thereof, shall to any extent be invalid or unenforceable, the remainder of this Lease Agreement shall not be affected thereby, and. each such term and provision of this Lease Agreement shall be valid and enforceable to the fullest extent permitted by law.

         35. Entire Agreement. This Lease Agreement, and the exhibits attached hereto, contains all of the covenants, promises and agreements between Landlord and Tenant concerning the Premises, and there are no covenants, promises, agreements, conditions, or understandings either oral or written, other than as herein set forth. No subsequent alteration, amendment, change or addition to this Lease Agreement shall be binding unless in writing and signed by the party to be bound thereby.

         36. Waiver. The waiver by Landlord of any breach of any term, covenant or condition herein contained is not intended, and shall not be deemed, to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of any Rent or other sum by Landlord is not intended, and shall not be deemed to be a waiver of any prior breach by Tenant of any term, covenant or condition of this Lease
Agreement, other than the failure of Tenant to pay the particular Rent or other sum so accepted, regardless of Landlord's knowledge of such prior breach at the time of such acceptance.


         37. Effect of Captions. The captions or legends in this Lease Agreement are inserted only for convenient reference or identification of the particular Sections. Such captions are in no way intended, and shall not be deemed, to describe, interpret, define, limit or extend the intent or extent of this Lease
Agreement, or any term or provision hereof.

         38. Broker. Tenant warrants and represents that Tenant has not had any dealings with any realtor, broker, or agent in connection with the negotiation of this Lease Agreement except
Richard Sterben and Waterbourne Group, Inc. Tenant agrees to pay and to hold harmless the Landlord from any cost, expense
(including reasonable costs of suits and attorneys' fees) or liability for any compensation, commission or charges claimed by any realtor, broker or agent other than those named above.

         39. Options. Provided Tenant has fully and faithfully performed its obligations hereunder and is not then in default, Tenant shall have the right to renew this Lease Agreement for an additional term of five (5) years ending March 31, 2010 on all the same terms and conditions except annual Base Rent, which shall increase to $238,050 per annum payable in equal monthly installments of $19,837.50.

                  Provided Tenant has fully and faithfully performed its obligations hereunder and has exercised its first five-year option above stated and is not then in default, Tenant shall have the further option to renew the term of this Lease Agreement for an additional five (5) year period ending March 31, 2015 on all the same terms and conditions except annual Base Rent, which shall increase to $285,660 payable in equal monthly installments of $23,805.

              39. As a condition precedent to the exercise of the above options, Tenant must provide to Landlord written notice of its exercise not less than nine (9) months in advance of the termination of the original term in the case of the first five year option, and not less than nine (9) months in advance of the termination of the first five-year option term in the case of the second five-year option; time being of the essence in the exercise of the options.

         40. Landlord's Books, Documents and Records Available for Inspection. Until the expiration of four (4) years after the furnishing of services provided under this Lease Agreement, Landlord will make available to the Secretary, U.S. Department of Health and Human Services, and the-U.S. Comptroller General, and their representatives, this Lease Agreement, and all books, documents and records pertaining thereto, necessary to certify the nature and extent of the costs of those services. If
Landlord carries out the duties of the Lease Agreement through a subcontract worth $10,000 or more over a 12-month period with a related organization, the subcontract will also contain an access clause to permit access to the Secretary, Comptroller General, and their representatives to the related organization's books and records relative to this Lease Agreement.

              41.  Force Majeure.  This Agreement and the
obligation of Lessee to pay rent hereunder and to perform all of the other covenants and agreements hereunder on the part of Lessee to be performed shall not be affected, impaired or excused because Lessor is unable to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make or is delayed in making any repairs, additions, alterations, or decorations or is unable to supply or is delayed in supplying any equipment or fixtures, if Lessor is prevented or delayed in so doing by reason of a strike or labor trouble, or governmental preemption in connection with a national emergency or in connection with any rule, order or regulation of any department or subdivision thereof, or any governmental agency or by reason of the condition or 'supply and demand which have been or are affected by war or other emergency or by any other condition beyond the control of the Lessor.

         42. Additional Storage. During the initial term of this Lease Agreement, should Tenant require additional secured storage, Landlord will provide Tenant such additional secured storage-in unheated storage space outside the Building of up to 1,500 square feet in a building designated by Landlord, which storage space shall not cost Tenant in excess of $2.00 per square foot.

         43. This Lease Agreement shall be contingent upon Landlord obtaining satisfactory financing of the Landlord's Work. In the event Landlord has not obtained such satisfactory financing by December 31, 1996, either Tenant or Landlord may terminate this Lease Agreement upon ten (10) days written notice to the other.

         IN WITNESS WHEREOF, the parties have caused this Lease
Agreement to be duly executed by their duly authorized officers and/or agents as of the day and year first set forth above.

Attest:                                        Landlord:
 Paula Sterben                                 AIRPORT LANDING
CENTER, INC.                                   By: /s/ James A. Zaepfel
                                               Name:  James A. Zaepfel
                                               Title:  Manager

Attest:                                        Tenant:
 Edward McNicholas                             STAFF BUILDERS HOME HEALTH
                                                  CARE, INC.
                                               By:  /s/ David Savitsky
                                               Name:  David Savitsky
                                               Title:  Executive Vice
                                                             President



license2/wd/kl